Exhibit 10.2

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR TRANSFERRED ABSENT SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE LAWS.

SECURED PROMISSORY NOTE (THIS “NOTE”)

$15,300,000	October 12, 2022

FOR VALUE RECEIVED THE GREENROSE HOLDING COMPANY INC. (the “Issuer”) hereby promises to pay to the order of DXR Finance, LLC, as Agent on behalf of the lenders (the “Note Lenders”) identified on Schedule 1 (collectively, the “Payee”), the principal sum of Fifteen Million Three Hundred Thousand Dollars ($15,300,000) together with interest, in each case in the manner described herein.

Reference is made to that certain Credit Agreement by and among the Issuer, the other Loan Parties that are party thereto, DXR Finance, LLC, as Agent, and the Lenders party thereto from time to time dated as of November 26, 2021 (as amended, including pursuant to that certain Amendment No. 1 to Credit Agreement dated as of December 31, 2021, the “Credit Agreement”). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Credit Agreement or that certain Forbearance Agreement by and among the Issuer, the other Loan Parties that are party thereto, DXR Finance, LLC, as Agent, and the Lenders party thereto from time to time dated as of the date hereof (the “Forbearance Agreement”), as applicable. This Note shall constitute a Loan Document under, and as defined in, the Credit Agreement and all amounts owing under this Note shall constitute Obligations under, and as defined in, the Credit Agreement and Secured Obligations under, and as defined in, the Security Agreement.

1. Payments of Principal. On each Interest Payment Date (as defined in the Credit Agreement), the Issuer shall pay to the Payee $1,912,500 of the principal amount of this loan. Subject to the acceleration provisions of Section 6, any unpaid principal, fees and accrued and unpaid interest and all other amounts shall be due and payable in full on the date that is two (2) years from the date of this Note (the “Maturity Date”).

2. Interest. The unpaid principal amount of this Note shall accrue interest daily on the basis of a 360 day year at the LIBO Rate plus sixteen per cent (16.00%) per annum, provided that upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of this Note and any accrued and unpaid interest and all other overdue amounts shall each bear interest until paid at the stated rate plus two percent (2.00%) per annum. Interest shall be due and payable in arrears on each Interest Payment Date. After the Maturity Date, interest will continue to accrue on any unpaid principal and shall be due and payable on demand. Notwithstanding any of the foregoing, the LIBO Rate shall not at any time be less than 1.00% per annum.

3. Prepayments.

(a) Subject to Section 3(b), the Issuer may at any time and from time to time prepay any principal amount on this Note in whole or in part without premium or penalty.

(b) Payments and prepayments made to the Payee by the Issuer hereunder shall be applied first to expenses recoverable under Section 9, then to accrued and unpaid interest and then to principal.

4. Payment Terms. All payments of principal of, and interest upon, this Note shall be made by the Issuer to the Payee in Cash in immediately available funds in lawful money of the United States of America, by wire transfer to the bank account designated by the Payee in writing from time to time. All payments under this Note shall be made to the Payee without withholding, defense, set-off, counterclaim or deduction. If the due date of any payment under this Note would otherwise fall on a day that is not a business day, such due date shall be extended to the next succeeding business day, and interest shall be payable on any principal so extended for the period of such extension. Any amounts repaid or prepaid under this Note shall not be reborrowed.

5. Events of Default. The provisions of Section 8 (Events of Default) of the Credit Agreement shall be incorporated in this Note, mutatis mutandis, as if set out in full herein.

6 Remedies. Other than with respect to the Specified Defaults during the Forbearance Period (or as otherwise agreed in writing by Agent), upon the occurrence of any Event of Default (as defined in the Credit Agreement) under Sections 8.1(d) or (e) of the Credit Agreement, the principal amount of this Note together with any interest thereon, all fees and all other Note Obligations shall become immediately and automatically due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Issuer). Other than with respect to the Specified Defaults during the Forbearance Period (or as otherwise agreed in writing by Agent) upon the occurrence and during the continuance of any other Event of Default, the Agent, at the direction of Required Lenders may, by written notice to the Issuer, declare the principal amount of this Note together with any interest thereon to be due and payable, and the principal amount of this Note together with any such interest shall thereupon immediately become due and payable, without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Issuer). Following any such demand, the Issuer shall immediately pay to the Payee all amounts due and payable with respect to this Note. Other than with respect to the Specified Defaults during the Forbearance Period (or as otherwise agreed in writing by Agent) upon the occurrence of any Event of Default, Agent, at the direction of Required Lenders may exercise all other rights or remedies available to such parties under this Note, under any applicable Loan Document, under any applicable law, or in equity.

7. Issuer’ Representations and Warranties. General Representations. The Issuer represents and warrants to the Payee as follows: It is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Note. It has duly authorized and taken all other appropriate action for the execution, delivery and performance of this Note and any other document or instrument delivered pursuant hereto or in connection herewith and the consummation of the transactions provided for in this Note. It has duly executed and delivered this Note and this Note constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity. Its execution and delivery of this Note, the performance of the transactions contemplated by this Note and the fulfillment of the terms of this Note will not (i) conflict with or violate any of its organizational documents or its contractual obligations that could reasonably be expected to have a Material Adverse Effect, (ii) conflict with or violate any order, judgment or decree of governmental authority binding on it, (iii) require any approval of its equityholders or any approval or consent of any Person under any contractual obligation of the Issuer, except for such approvals or consents which will be obtained on or before the date hereof or the failure to obtain could not reasonably be expected to have a Material Adverse Effect, or (iv) conflict with or violate any Applicable Laws. It has duly obtained, effected or given all authorizations, consents, licenses, orders or approvals of or registrations or declarations with any governmental authority or any other Person required in connection with the execution and delivery of this Note and the performance of the transactions contemplated by this Note, and such authorizations, consents, licenses, orders or approvals of or registrations or declarations are in full force and effect. Other than the Pending Litigation, there are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) that involve this Note or the transactions contemplated hereby. It is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. To the knowledge of the Credit Parties, none of the reports, financial statements, certificates or other information (excluding projections or other forward looking information) furnished by or on behalf of the Issuer in connection with this Note contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9. Incorporation by Reference. The terms of the Credit Agreement with respect to Section 11.3 (Indemnification), Section 12 (Notices), Section 13 (Choice of Law and Venue; Jury Trial Waiver), Section 14 (Assignments and Participations; Successors), Section 15.1 (Amendments and Waivers) and Section 17.5 (Counterparts; Electronic Execution) are incorporated herein by reference, mutuatis mutandis in each case substituting references to “Borrower” with “Issuer” and “Lender” with “Payee”.

10. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references in this Note to “$” shall mean United States dollars. Unless the context clearly requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns solely to the extent permitted by Section 14 of the Credit Agreement, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Sections, subsections and clauses shall be construed to refer to Sections, subsections and clauses of this Note and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time.

11. Confirmation. Each Loan Party (a) confirms its obligations under the Security Agreement, (b) confirms that its obligations under the Credit Agreement are entitled to the benefits of the pledges set forth in the Security Agreement and (c) confirms that its obligations under the Credit Agreement constitute “Secured Obligations” (as defined in the Security Agreement). Each party, by its execution of this Note, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Security Agreement. Each Guarantor (x) confirms its guarantee obligations under the Guaranty, (y) confirms that its obligations under the Credit Agreement are entitled to the benefits of the Guaranty, and (z) confirms that its obligations under the Credit Agreement constitute “Guaranteed Obligations” (as defined in the Guaranty). Each party, by its execution of this Agreement, hereby confirms that the Guaranteed Obligations shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be executed and delivered by its duly authorized officer, as of the date and year and at a place first above written.

Issuer:

THE GREENROSE HOLDING COMPANY, INC.

By:
Name:
Title:

Acknowledged and Agreed:

THERAPLANT, LLC

By:
Name:
Title:

TRUE HARVEST HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Secured Promissory Note]

Schedule 1

Note Lender	Amount
DXR-GL Holdings I, LLC	$10,672,683.01
DXR-GL Holdings II, LLC	$1,627,042.36
DXR-GL Holdings III, LLC	$3,000,274.63